Exhibit 99.1

PORTWARE, LLC AND SUBSIDIARIES

Contents

Condensed Consolidated Interim Financial Statements of Portware, LLC and Subsidiaries (Unaudited)

Consolidated Balance Sheet	1

Consolidated Statement of Operations and Comprehensive Income	2

Consolidated Statement of Changes in Members’ Equity	3

Consolidated Statement of Cash Flows	4

Notes to the Condensed Consolidated Interim Financial Statements	5

PORTWARE, LLC AND SUBSIDIARIES

Consolidated Balance Sheet

As of August 31, 2015 (unaudited)

ASSETS

Current assets
Cash	$4,838,122
Accounts receivable	4,837,956
Prepaid expenses and other current assets	1,232,737
Total current assets	10,908,815

Property and equipment, net	1,688,640

Goodwill and intangible assets	500,337

Other assets	555,519
$13,653,311

LIABILITIES AND MEMBERS' EQUITY

Current liabilities
Accounts payable	$493,908
Accrued expenses	2,407,715
Unearned revenue	-
Income taxes payable	269,147
Deferred revenue	3,745,356
Deferred rent	119,735
Lease payable	512,823
Total current liabilities	7,548,684

Long-term liabilities
Accrued interest on preferred units	1,319,450
Deferred rent, less current portion	97,731
Lease payable, less current portion	396,767
Total long-term liabilities	1,813,948

Members' Equity
Members' equity	4,717,554
Accumulated other comprehensive loss	(426,875)
Total members' equity	4,290,679

$13,653,311

See accompanying notes to the condensed consolidated interim financial statements

PORTWARE, LLC AND SUBSIDIARIES

Consolidated Statement of Operations and Comprehensive Income

For the Eight Months ended August 31, 2015 (unaudited)

Revenues
Software licensing and other service revenue	$26,003,957

Expenses
Employee compensation and benefits	14,758,399
Bandwidth and other technology costs	2,997,206
Occupancy and office expenses	1,482,952
Professional fees	793,756
Third party connectivity charges	248,628
Travel and entertainment	549,096
General and administrative expenses	342,819
Sales, marketing and promotion	229,378
Consultants	188,368
Software license fees	73,415
21,664,017

Income from Operations	4,339,940

Other expense
Interest expense	63,476
Depreciation and amortization	361,267
Other expense	8,551
433,294

Income before income taxes	3,906,646
Income tax expense	360,825

Net income	$3,545,821

Comprehensive Income
Net income	3,545,821
Foreign currency translation adjustment	(61,284)

Comprehensive income	$3,484,537

See accompanying notes to the condensed consolidated interim financial statements

PORTWARE, LLC AND SUBSIDIARIES

Consolidated Statement of Changes in Members’ Equity

For the Eight Months ended August 31, 2015 (unaudited)

	Members' Equity	Accumulated Other Comprehensive Loss	Total Members' Equity

Members' equity, beginning of the year	$6,593,118	$(365,591)	$6,227,527

Interest accrued for preferred unit holders	(820,492)	—	(820,492)

Net Income	3,545,821	—	3,545,821

Foreign currency translation adjustment	(20,020)	(61,284)	(81,304)

Distributions	(4,580,873)	—	(4,580,873)

Members' equity, end of the year	$4,717,554	$(426,875)	$4,290,679

See accompanying notes to the condensed consolidated interim financial statements

PORTWARE, LLC AND SUBSIDIARIES

Consolidated Statement of Cash Flows

For the Eight Months ended August 31, 2015 (unaudited)

Cash flows from operating activities
Net income	$3,545,821
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	361,267
Changes in operating assets and liabilities:
Deferred revenue	2,464,752
Accounts receivable, net	(2,561,447)
Prepaid and other current assets	(363,751)
Other assets	3,683
Accounts payable	303,390
Accrued expenses	387,544
Sales tax payable	25,864
Income taxes payable	124,378
Deferred rent	2,009

Net cash provided by operating activities	4,293,510

Cash flows from investing activities
Purchase of property and equipment	(345,284)
Purchase of intangible asset	(27,980)

Net cash used in investing activities	(373,264)

Cash flows from financing activities
Lease payable	(162,031)
Tax distribution to Members	(4,580,873)

Net cash used in financing activities	(4,742,904)

Effect of foreign currency translation on cash	(81,302)

Net decrease in cash and cash equivalents	(903,960)

Cash and cash equivalents, beginning of period	$5,742,082

Cash and cash equivalents, end of period	$4,838,122

See accompanying notes to the condensed consolidated interim financial statements

PORTWARE, LLC AND SUBSIDIARIES

Notes to the Condensed Consolidated Interim Financial Statements

1. Nature of operations

Portware, LLC and Subsidiaries (collectively, the “Company”), a Delaware Limited Liability Company, develops, markets, licenses, implements, and supports automated portfolio trading software for global equities, FX, futures and options. The Company creates integrated solutions to streamline workflow and increase operational efficiencies on trading desks, and is used for aggregation, execution and analysis of financial instruments.

2. Summary of significant accounting policies

Principles of Consolidation

These condensed consolidated interim financial statements include the accounts of Portware, LLC (“Portware”) and its direct wholly-owned subsidiaries, Portware International, LLC (“International”), formerly Portware Holdings LLC, which maintains branch operations in the United Kingdom, India and Hong Kong, PTS Net, LLC, P.A.N. Securities, LP (“PAN”), a Financial Industry Regulatory Authority (“FINRA”) registered broker-dealer, Portware India Private Limited, Portware IC-DISC, Inc. (“IC-DISC”) and Alpha Vision Services, LLC (“Alpha Vision”). All significant intercompany balances and transactions have been eliminated.

IC-DISC, a domestic corporation, was formed in 2010 under the rules of the Internal Revenue Code to be an Interest Charge – Domestic International Sales Corporation to take advantage of favorable tax treatment offered to qualified export revenue from Portware, the parent company. During the eight months ended August 31, 2015, Portware did not utilize the IC-DISC.

Basis of Presentation

The condensed consolidated interim financial statements have been prepared in conformity with accounting principles generally accepted in the United States of America ("GAAP").

Concentration of Credit Risk

The Company maintains cash balances in certain financial institutions which, at times, may exceed federally insured limits. The Company is subject to credit risk to the extent any financial institution with which it conducts business is unable to fulfill contractual obligations on its behalf. Management monitors the financial condition of such financial institutions and does not anticipate any losses from these counterparties.

Revenue Recognition

The Company’s revenue is primarily derived from licensing its software and performing services related to the installation and customization of that software. A second revenue stream is derived from providing access maintenance services to the broker-dealer community for ongoing integration of their offerings into the Company’s product. The Company also operates a broker-dealer through its subsidiary, PAN, to allow it to receive transaction-based revenues in return for its services.

Revenue derived from software contracts includes the rights to use the software while hosted on the Company’s or the client’s hardware. These arrangements are usually bundled with initial implementation, hosting, and maintenance services. The Company considers these arrangements as service contracts and recognizes revenue ratably over the hosting service period, which is typically one year.

Other professional services revenue is recognized at the time that services are performed. Vendor-specific objective evidence is established for recognition of implementation services, based on hourly rates the Company charges for its employees when performing these services, provided the Company has the ability to accurately estimate the hours required to complete a project based upon its experience with similar projects. The Company records related services to cost of sales in the consolidated statement of operations and comprehensive income as costs are incurred.

PORTWARE, LLC AND SUBSIDIARIES

The Company uses contracts as evidence of an arrangement for subscription, license, and maintenance services. For other professional services, a signed contract or statement of work is used to evidence an arrangement. Delivery occurs when initial implementation for subscription is completed, and services have been rendered. For software licenses, delivery to customers is sent electronically. Fees are assessed as fixed and determinable based on a number of factors, including the customer’s past payment history and its current creditworthiness. If management determines that collection of a fee is not reasonably assured, revenue is deferred and recognized at the time collection becomes reasonably assured.

Access maintenance services revenue is evidenced by a contract and recognized when the broker’s offering is successfully integrated in the software version utilized by a specific client of the Company. Service fees are charged on a monthly basis and recognized as earned each month.

Transaction-based revenues are charged to brokers via PAN for enabling customers to trade with brokers using Portware, as well as additional access maintenance. These arrangements are evidenced by an agreement between the parties and are calculated based on a number of transactions completed during a given month. Revenues are recognized in the month that the transactions are completed.

Unearned Revenue and Deferred Revenue

Revenue is deferred until evidence of an arrangement exists, delivery has occurred, the fee is fixed and determinable, and collectability is probable. Deferred revenue represents unearned amounts received under license agreements, not yet recognized as revenue. Unearned revenue represents amounts received in advance of future services to be provided.

Accounts Receivable

The Company carries its accounts receivable at cost less an allowance for doubtful accounts. On a periodic basis, the Company evaluates its accounts receivable and establishes an allowance for doubtful accounts, based on a history of past write-offs and collections, and current credit conditions.

Software Development Costs

Software development costs consist of development work associated with the Company’s existing and potential products, and are expensed as incurred. The Company incurs development expenses primarily related to payroll costs, which are included in employee compensation and benefits in the consolidated statement of operations and comprehensive loss. Management determined that all software and development costs should be expensed because the establishment of technological feasibility of products, which the Company defines as the establishment of a working model, and their availability for sale have substantially coincided.

Property and Equipment

Property and equipment is stated at cost less accumulated depreciation and amortization. Depreciation and amortization is recorded using the straight-line method over the following estimated useful lives of the related assets:

Assets	Useful Lives
Office equipment	5 years
Furniture and fixtures	5-7 years
Computer equipment	5 years
Computer software	3 years
Leasehold improvements	Life of lease

Long-Lived Assets

The Company assesses the recoverability of the carrying amounts of long-lived assets when indicators of impairments exist. A potential impairment loss is measured when expected undiscounted future cash flows are less than the carrying amount of the asset which indicates the carrying value of the long-lived asset may not be recoverable. An impairment loss is the difference by which the carrying amount of the asset exceeds its fair value. The Company determined that no impairment charge was necessary for the eight months ended August 31, 2015.

PORTWARE, LLC AND SUBSIDIARIES

Goodwill and Intangible Assets

Goodwill and intangible assets that have indefinite useful lives are subject to at least an annual assessment for impairment. An impairment charge is measured whenever events or changes in circumstances would indicate possible impairment. The Company performed an annual impairment test as of December 31, 2014 for its goodwill and intangible assets, at which time it was determined that there were no indications of impairment. No impairment of goodwill and intangible assets has been identified during the eight months ended August 31, 2015.

Income Taxes

The Company is a Limited Liability Company that is treated as a partnership for income tax purposes. No provision for federal income taxes is required by the Company as its taxable income and expenses are reported by its members. The Company is subject to New York City Unincorporated Business Tax, as well as foreign income taxes specific to the localities of the Company’s branch offices.

The Company follows an asset and liability approach to financial accounting and reporting for income taxes. Deferred income tax assets and liabilities are computed for differences between the financial statement and tax basis of assets and liabilities that will result in taxable or deductible amounts in the future based on the enacted tax laws and rates applicable to the periods in which the differences are expected to affect taxable income.

The determination of the Company’s provision for income taxes requires significant judgment, the use of estimates, and the interpretation and application of complex tax laws. Significant judgment is required in assessing the timing and amounts of deductible and taxable items and the probability of sustaining uncertain tax positions. The benefits of uncertain tax positions are recorded in the Company’s consolidated financial statements only after determining a more-likely-than-not probability that the uncertain tax positions will withstand challenge, if any, from tax authorities. When facts and circumstances change, the Company reassesses these probabilities and records any changes in the consolidated financial statements as appropriate. Accrued interest and penalties related to income tax matters are classified as a component of income tax expense.

The Company is required to determine whether a tax position is more likely than not to be sustained upon examination by the applicable taxing authority, including resolution of any related appeals or litigation processes, based on the technical merits of the position. The Company files an income tax return in the U.S. federal jurisdiction, and may file income tax returns in various U.S. state and local jurisdictions and foreign localities. The tax benefit recognized is measured as the largest amount of benefit that has a greater than fifty percent likelihood of being realized upon ultimate settlement. De-recognition of a tax benefit previously recognized results in the Company recording a tax liability that reduces net assets. The Company recognizes interest accrued related to unrecognized tax benefits and penalties related to unrecognized tax benefits in income taxes payable. No interest expense or penalties have been recognized as of and for the eight months ended August 31, 2015.

Use of Estimates

The preparation of the condensed consolidated interim financial statements in accordance with GAAP requires the Company’s management to make estimates and assumptions that affect the amounts and disclosures in the consolidated financial statements. Actual results could differ from those estimates.

Fair Value of Financial Instruments

For certain of the Company’s financial instruments, including cash and cash equivalents, accounts receivable, accounts payable, and other accrued liabilities, the carrying amounts approximate fair value due to their short maturities.

Translation of Foreign Currency

The condensed consolidated interim financial statements are presented in U.S. dollars. Foreign currency translation adjustment is included in the consolidated statement of operations and comprehensive income. The assets and liabilities of International’s foreign branches and Portware India Private Limited that have a functional currency (i.e., the currency in which activities are primarily conducted) other than the U.S. dollar are translated to U.S. dollars at period-end exchange rates, while revenues and expenses are translated at average exchange rates during each month. Adjustments that result from translating amounts from a foreign branch’s functional currency to U.S. dollars are reported separately and accumulated as a separate component of members’ equity.

PORTWARE, LLC AND SUBSIDIARIES

Comprehensive Income

The Company reports comprehensive income in accordance with GAAP, which requires that in addition to net income, a company should report other comprehensive income consisting of gains and losses, which bypass the traditional income statement and are recorded directly into stockholders’ equity on the balance sheet. Foreign currency translation adjustment is the only component of other comprehensive income for the eight months ended August 31, 2015.

3. Property and equipment

Property and equipment consists of approximately the following at August 31, 2015:

Office equipment	$125,117
Furniture and fixtures	71,851
Computer equipment	2,577,402
Computer software	1,127,789
Leasehold improvements	201,114
4,103,273

Less accumulated depreciation and amortization	(2,414,633)

$1,688,640

Depreciation and amortization expense was $361,267 for the eight months ended August 31, 2015.

4. Convertible note payable

On July 31, 2014 (the “Closing Date”), the Company signed a Securities Purchase Agreement (the “SPA”) with Long Ridge Portware Holdings, Inc. (the “Buyer”), which amended and restated the existing limited liability company agreement including the issuance of 2,299,128 membership units to the Buyer for approximately $17,107,000 (the “Proceeds”).

Proceeds totaling $13,000,000 were wired directly to the lender, ML IBK Positions, Inc., to purchase and retire the previous $18,000,000 note outstanding which was issued on July 27, 2006 (the “Note”), accrued interest and all warrants issued in connection with the Note. Approximately $5,900,000 of this amount was used to pay down the accrued interest on the Note, and $7,100,000 was applied towards the principal balance of the Note. The remaining unpaid principal balance of approximately $11,000,000 was forgiven resulting in a forgiveness of debt income which was reported on the consolidated statement of operations and comprehensive income for the year ended December 31, 2014.

5. Capital lease obligations

Obligations Under Capital Lease

The Company leases certain office equipment and computer software under capital leases expiring in various years through 2018. The assets are depreciated and amortized over the shorter of their estimated useful lives or the term of the lease. Depreciation and amortization under capital leases is included in depreciation and amortization expense for the eight months ended August 31, 2015.

PORTWARE, LLC AND SUBSIDIARIES

Aggregate future minimum lease payments under non-cancelable capital leases by year as of August 31, 2015 are as follows:

Years Ending December 31,
2015 (remaining four months)	$197,280
2016	573,481
2017	176,822
2018	32,381
Total future minimum lease payments	979,964
Less: Amount representing interest	(70,374)
909,590
Less Current Portion	(512,823)
$396,767

6. Income taxes

Deferred tax assets relate to the net operating loss cay forward, timing differences on the deductibility of bonus payments and deferred rent, as well as differences in calculating depreciation.

Deferred tax assets consist of the following at August 31, 2015:

Current (included in prepaid and other current assets on the consolidated balance sheet)	$(8,000)
Non-current (included in other assets on the consolidated balance sheet)	15,000
$7,000

7. Commitments and contingencies

Operating Leases

The Company leases its office facilities under non-cancelable operating leases. Future minimum annual rental payments are as follows:

Years Ending December 31,
2015 (remaining four months)	$450,945
2016	1,363,365
2017	496,441
2018	328,286
2019	270,145
$2,909,182

Rent expense was approximately $1,001,000 for the eight months ended August 31, 2015, which is included in occupancy and office expense on the accompanying consolidated statement of operations and comprehensive income.

Warranties

The Company provides its customers with limited warranties on its software products. License agreements include a limited indemnification provision for third party infringement claims, relating to the Company’s intellectual property. As of August 31, 2015, there have been no claims under these agreements.

PORTWARE, LLC AND SUBSIDIARIES

Legal Matters

The Company is involved in claims and ligation incidental to its business and management believes that any liability that may potentially result upon resolution of such matters will not have a material impact on the financial position of the Company.

8. Equity-based compensation

An entity is required to measure the cost of employee services received in exchange for share-based awards on the grant date fair value of the awards. The grant date fair value of employee share options and similar instruments are estimated using an option-pricing model adjusted for unique characteristics of the share-based awards. If a share-based award is modified after the grant date, incremental compensation cost will be recognized in an amount equal to the excess of the fair value of the modified award over the fair value of the original reward immediately before the modification. All share-based awards granted to employees are recognized as compensation over the service period (generally the vesting period) in the consolidated financial statements based on their fair values. GAAP requires an estimate of the impact of future forfeitures which has an impact on stock based compensation expense. As the Company estimated the impact of future forfeitures for its share-based payment plans, there was no material impact on the Company’s results of operations or financial position. GAAP also requires realization of tax benefits in excess of amounts recognized for financial reporting purposes to be recognized as a financing activity rather than an operating activity in the statement of cash flows.

Threshold Incentive Units (the “Incentive Units”) mature upon a deemed liquidation event, as defined in the SPA. The holders of Incentive Units are not members of the Company and do not have any voting rights. The units vested on July 31, 2014 and the total incremental value of these units was $869,000, which was fully expensed at the Closing Date.

As of August 31, 2015, 1,856,298 Incentive Units remain outstanding at a weighted-average exercise price of $12.38. There were no Incentive Units granted, cancelled or forfeited during the eight months ended August 31, 2015. The weighted-average remaining life of the Incentive Units is approximately 3.8 years at August 31, 2015 with a weighted-average fair value of approximately $0.53 per unit.

Threshold common units (the “Threshold Common Units”) are deemed matured as of the Closing Date. Upon a deemed liquidation event, as defined in the SPA, the unit holder shall participate in pro-rata distributions of proceeds available in excess of the threshold amount. Threshold Common Unit holders share in the same voting rights and allocation of profit and loss as other common unit holders. The units vested on July 31, 2014 and the total incremental value of these units was $1,022,000, which was fully expensed at the Closing Date.

As of August 31, 2015, 762,500 Threshold Common Units remain outstanding at a weighted-average exercise price of $6.63. There were no Threshold Common Units granted, cancelled or forfeited during the eight months ended August 31, 2015. The weighted-average remaining life of the Threshold Common Units is approximately 3.8 years at August 31, 2015 with a weighted-average fair value of approximately $1.88 per unit.

9. 401(k) retirement plan

The Company maintains an employee retirement benefit plan under the provision of Section 401(k) of the Internal Revenue Code. The plan covers all employees meeting certain eligibility requirements and allows employees to contribute specified percentages of their salary up to the maximum amount defined in the Internal Revenue Code. The Company did not make any contributions to the plan for the eight months ended August 31, 2015.